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                                                              January 30, 1998

To the Board of Directors of
SFX Entertainment, Inc.
650 Madison Avenue
New York, New York 10022

                  Re:      Securities and Exchange Commission
                           Registration Statement on Form S-1

Gentlemen:

                  As counsel to SFX Entertainment, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-1 (Registration No. 333-43287) (the "Registration Statement"). The Registration Statement relates to the distribution as a dividend of up to 14,792,884 shares of the Company's Class A Common Stock, par value $.01 per share, and up to 1,047,037 shares of the Company's Class B Common Stock, par value $.01 per share (collectively, the "Shares"), to the stockholders and certain other security holders of SFX Broadcasting, Inc. ("SFX") pursuant to the Company's spin-off from SFX (the "Spin-Off").

                  In connection with this opinion, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended to date, its By-laws, resolutions of its Board of Directors, officers' certificates and such other documents and corporate records as we have deemed appropriate for purposes of rendering this opinion.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.


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SFX Entertainment, Inc.
January 30, 1998
Page 2


                  Based upon the foregoing examination and subject to the assumptions and qualifications herein contained, we are of the opinion that the Shares will be legally issued, fully paid and non-assessable when and to the extent distributed by SFX pursuant to the Spin-Off and in the manner contemplated by the Registration Statement.

                  The foregoing opinion is subject to the following assumptions:

         (A) The common stock of SFX, outstanding on the record date of the Spin-Off, was legally issued, fully paid and non-assessable.

         (B) SFX distributes the Shares in accordance with Section 170 of the General Corporation Law of the State of Delaware.

         (C) The distribution of Shares does not render SFX insolvent.

         (D) The Company has sufficient surplus at the time of its recapitalization.


                  We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any other appropriate government agency.

                                                     Very truly yours,

                                                     BAKER & McKENZIE

HMB/AC